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As filed with the Securities and Exchange Commission on March 25, 2014

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CACHE, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	59-1588181 (I.R.S. Employer Identification Number)

256 West 38th Street
New York, New York, 10018
(212) 575-3200
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Jay Margolis
Chairman of the Board and Chief Executive Officer
Cache, Inc.
256 West 38th Street
New York, New York, 10018
(212) 575-3200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

James P. Jalil, Esq.
Thompson Hine LLP
335 Madison Avenue
New York, New York 10017
(212) 908-3946
(212) 344-6101—Facsimile

Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective.

            If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

            If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

            If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

            If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

            Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee

Common stock, par value $0.01 per share	(3)	(3)

Preferred stock, par value $0.01 per share	(3)	(3)

Warrants	(3)	(3)

Units	(3)	(3)

Total	$15,000,000(4)	$1,932

(1)
This registration statement pertains to $15,000,000 of securities that may be issued by the registrant from time to time in indeterminate amounts and at indeterminate times. Securities registered hereunder may be sold separately or together with other securities registered hereunder. The securities registered hereunder also include such indeterminate number of shares of common stock or preferred stock of the registrant as may be issued upon conversion, exchange or exercise of other securities registered hereunder. Separate consideration may or may not be received for the shares of common stock or preferred stock issuable upon such conversion, exchange or exercise.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act") which permits the registration fee to be calculated on the basis of the maximum aggregate offering price of all securities being registered.

(3)
Not required to be included as to each class in accordance with General Instruction II.D. of Form S-3 under the Securities Act.

(4)
In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed the lesser of $15,000,000 or such aggregate amount permitted under General Instruction I.B.6 of Form S-3 under the Securities Act.

            The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell the securities under this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 25, 2014

PROSPECTUS

$15,000,000

Common Stock

Preferred Stock

Warrants

Units

        From time to time, we may offer any combination of the securities described in this prospectus, either individually or in units. We may also offer common stock or preferred stock upon conversion of preferred stock, or common stock or preferred stock upon the exercise of warrants. Such securities may be offered and sold by us in one or more offerings with an initial purchase price not to exceed $15,000,000.

        This prospectus provides a general description of the securities that may be offered. We will provide specific information and the terms of the securities being offered in supplements to this prospectus. The supplements may also add, update or change information in this prospectus. Please read this prospectus and any prospectus supplements together with any documents incorporated by reference carefully before investing. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

        The aggregate market value of our outstanding common stock held by non-affiliates is $74,579,217 based on 21,617,447 shares of common stock outstanding, of which 13,914,033 shares are held by non-affiliates, and a per share value of $5.36 based on the closing price of our common stock on the Nasdaq Global Select Market on February 27, 2014. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

        We may offer these securities directly to investors, through underwriters, dealers or agents, on a continuous or delayed basis, as described in the section of this prospectus entitled "Plan of Distribution." Each prospectus supplement will provide the terms of the plan of distribution relating to each series of securities.

        Our common stock is traded on the Nasdaq Global Select Market under the symbol "CACH." On March 24, 2014, the last reported sale price of our common stock was $3.84 per share.

        Investing in our securities involves risks. We urge you to carefully read the section entitled "Risk Factors" beginning on page 2 of this prospectus as well as the risk factors and other information in any documents we incorporate by reference into this prospectus to read about important factors you should consider before deciding whether to invest in our securities.

        This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                    , 2014

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") using the SEC's "shelf" registration rules. Under this shelf registration process, we may offer to sell shares of our common stock or preferred stock, and/or warrants to purchase any of such securities, either individually or in units, in one or more offerings up to a total of $15,000,000. In this prospectus, we refer to common stock, preferred stock, warrants and units collectively as "securities."

        When we sell securities under this prospectus, we will, if necessary and required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add to, update, modify or replace information contained in this prospectus.

        As permitted under the rules of the SEC, this prospectus incorporates important business information about Cache, Inc. that is contained in documents that we file with the SEC, but that are not included in or delivered with this prospectus. You may obtain copies of these documents, without charge, from the website maintained by the SEC at www.sec.gov, as well as other sources. See "Where You Can Find More Information" in this prospectus.

        You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized anyone to provide you with additional or different information from that contained in or incorporated by reference into this prospectus. You should assume that the information contained in or incorporated by reference into this prospectus is accurate only as of any date on the front cover of this prospectus or the date of the document incorporated by reference, as applicable, regardless of the time of delivery of this prospectus. Our business, financial condition, results of operations and prospects may have changed since those dates. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

        Unless the context otherwise required, references in this prospectus to "Cache," the "Company," "we," "us" and "our" refer to Cache, Inc. and its consolidated subsidiaries.

i

OUR COMPANY

        Cache is a nationwide, mall-based and online woman's specialty retailer of apparel and accessories. We offer a boutique shopping experience for stylish and fashion-conscious women with a product line consisting of elegant evening wear, event and day dresses, casual sportswear and accessories, primarily sold under the Cache brand— everything to meet the events and lifestyle needs in a woman's life. In 2013, we offered very limited products under other labels and may continue to look for like opportunities where appropriate. The appeal of our merchandise is enhanced by the intimate boutique-like experience we offer our customers. This is achieved through a high level of customer service combined with our smaller store formats (2,000 square feet on average). We currently operate 243 stores; primarily situated in central locations in high-traffic, upscale malls, in 41 states, Puerto Rico and the U.S. Virgin Islands.

        Cache, Inc. was incorporated in Florida on April 25, 1975. On August 14, 2013, the Company changed its state of incorporation from Florida to Delaware. Our principal place of business is located at 256 West 38th Street, New York, New York 10018 and our telephone number is (212) 575-3200. Our Internet website is at www.cache.com. The contents of our website are not incorporated by reference into this prospectus.

RISK FACTORS

        An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific risk factors discussed in the sections entitled "Risk Factors" contained in our annual report on Form 10-K for the fiscal year ended December 28, 2013 under the heading "Item 1A. Risk Factors" beginning on page 8, and as described or may be described in any subsequent quarterly report on Form 10-Q under the heading "Item 1A. Risk Factors," as well as in any applicable prospectus supplement and contained or to be contained in our filings with the SEC and incorporated by reference in this prospectus, together with all of the other information contained in this prospectus, or any applicable prospectus supplement. If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of the value of your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), that relate to future events or our future financial performance. We have attempted to identify these statements by terminology including "believe," "anticipate," "plan," "expect," "estimate," "intend," "seek," "may," "will," "should," "can," "continue" or the negative of these terms or other comparable terminology. These statements are based on our current beliefs, expectations and assumptions and are subject to a number of risks and uncertainties. Actual results and timing of certain events could differ materially from those projected in or contemplated by forward-looking statements due to a number of factors including, without limitation, macroeconomic conditions, fashion trends and customer demands, competition, seasonality, dependence on management, and reliance on manufacturers, vendors and distributors, as well as other risks outlined from time to time in the our filings with the SEC. Additional cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements may also be contained in the documents we incorporate by reference into this prospectus. You should review additional disclosures we make in our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC.

        These risks and uncertainties should be considered in evaluating any forward-looking statement contained in this prospectus or incorporated by reference herein. All forward-looking statements speak only as of the date of this prospectus or, in the case of any document incorporated by reference, the date of that document. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are qualified by the cautionary statements in this section. We undertake no obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date of this prospectus. In addition, our past results are not necessarily indicative of our future results.

USE OF PROCEEDS

        Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the net proceeds, if any, from the sale of the securities that we may offer under this prospectus and any accompanying prospectus supplement will be used primarily for working capital and general corporate purposes. Additional information on the use of net proceeds from the sale of securities covered by this prospectus will be set forth in prospectus supplements relating to specific offerings.

 DESCRIPTION OF CAPITAL STOCK

        Our authorized capital stock consists of 40,000,000 shares of common stock, $0.01 par value, and 100,000 shares of preferred stock, $0.01 par value. The following summary of the terms of our common stock and preferred stock does not purport to be complete and is subject to, and qualified in its entirety by, the provisions in our certificate of incorporation and bylaws and the provisions of applicable law.

Common Stock

        Each share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive dividends, if any, declared from time to time by the directors out of legally available funds. We have never paid any cash dividends with respect to our common stock. Cumulative voting for the election of directors is not authorized by our certificate of incorporation, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election. Holders of our common stock are not entitled to preemptive rights, and our common stock is not subject to conversion or redemption. In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in all assets remaining after the payment of liabilities, subject to any rights of holders of any outstanding preferred stock to prior distribution.

Preferred Stock

        We do not have any shares of preferred stock outstanding. Our 100,000 authorized shares of preferred stock, par value $0.01 per share, may be issued in one or more series without further stockholder authorization, and our board of directors is authorized to fix the number of shares, designations, preferences, powers, and other rights and qualifications, limitations or restrictions of each series of preferred stock as our board of directors may authorize. Prior to the issuance of shares of each series, our board of directors is required by the General Corporation Law of the State of Delaware (the "DGCL") and our certificate of incorporation to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, which includes one or more of the following:

  •
  the number of shares constituting each class or series;

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  voting rights;

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  rights and terms of redemption, including sinking fund provisions;

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  dividend rights and rates;

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  dissolution;

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  terms concerning the distribution of assets;

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  conversion or exchange terms;

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  redemption prices; and

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  liquidation preferences.

        We will describe in a prospectus supplement relating to the class or series of preferred stock being offered the designation of the class or series and the specific powers, preferences, rights, qualifications, limitations and restrictions that apply to the preferred stock being offered.

Anti-Takeover Effects of Provisions of Our Charter, Our Bylaws and Delaware Law

        Certain provisions of the DGCL and our certificate of incorporation and bylaws may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by stockholders. These provisions are summarized in the following paragraphs.

        Authorization of "Blank-check" Preferred Stock.    Our certificate of incorporation provides for authorized capital that includes 100,000 shares of preferred stock, par value $0.01 per share, none of which have been designated or issued, and which shares constitute what is commonly referred to as "blank check" preferred stock. The ability to issue such "blank check" preferred stock with rights, privileges and preferences to be designated could give the board of directors the ability to hinder or discourage any attempt to gain control of the Company by a merger, tender offer at a control premium price, proxy contest or otherwise.

        Ability to Call Special Meetings.    Our bylaws provide that special meetings may be called at any time by or at the direction of the board, the chairman of the board or the chief executive officer of the Company. Special meetings of stockholders may not be called by any other person.

        Applicability of the Delaware Business Combination Statute.    We are governed by Section 203 of the DGCL, which provides that any person who acquires 15% or more of a corporation's voting stock (thereby becoming an "interested stockholder") may not engage in certain "business combinations" with the target corporation for a period of three years following the time the person became an interested stockholder, unless (i) the board of directors of the corporation has approved, prior to the interested stockholder's acquisition of stock, either the business combination or the transaction that resulted in the person becoming an interested stockholder, (ii) upon consummation of the transaction that resulted in the person becoming an interested stockholder, that person owns at least 85% of the corporation's voting stock outstanding at the time the transaction is commenced (excluding shares owned by persons who are both directors and officers and shares owned by employee stock plans in which participants do not have the right to determine confidentially whether shares will be tendered in a tender or exchange offer), or (iii) the business combination is approved by the board of directors and authorized by the affirmative vote (at an annual or special meeting and not by written consent) of at least two-thirds of the outstanding voting stock not owned by the interested stockholder. For purposes of determining whether a person is the "owner" of 15% or more of a corporation's voting stock for purposes of Section 203 of the DGCL, ownership is defined broadly to include the right, directly or indirectly, to acquire the stock or to control the voting or disposition of the stock. A business combination is also defined broadly to include (i) mergers and sales or other dispositions of 10% or more of the assets of a corporation with or to an interested stockholder, (ii) certain transactions resulting in the issuance or transfer to the interested stockholder of any stock of the corporation or its subsidiaries, (iii) certain transactions which would result in increasing the proportionate share of the stock of a corporation or its subsidiaries owned by the interested stockholder, and (iv) receipt by the interested stockholder of the benefit (except proportionately as a stockholder) of any loans, advances, guarantees, pledges or other financial benefits.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company and its telephone number is 800-509-5586.

Nasdaq Listing

        Our common stock is quoted on the Nasdaq Global Select Market under the symbol "CACH."

 DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of common stock or preferred stock in one or more series. We may issue warrants independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from the other offered securities. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

        We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

        We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

  •
  The offering price and aggregate number of warrants offered;

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  The number of shares of common stock or preferred stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

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  If applicable, the date on and after which the warrants and the related securities will be separately transferable;

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  The effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

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  The terms of our rights to redeem the warrants;

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  Any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

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  The dates on which the right to exercise the warrants will commence and expire;

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  The manner in which the warrant agreements and warrants may be modified;

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  A discussion of any material U.S. federal income tax consequences of holding or exercising the warrants; and

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  Any other material terms, including preferences, rights or limitations of or restrictions on the warrants.

        Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After such time on the expiration date, unexercised warrants will become void.

        Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth in the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

        Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, the warrants may be exercised on a cashless or "net exercise" basis.

        Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of Delaware and the federal laws of the United States applicable therein.

DESCRIPTION OF UNITS

        We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

        Any applicable prospectus supplement will describe:

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  the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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  any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

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  any material provisions of the governing unit agreement that differ from those described above.

PLAN OF DISTRIBUTION

        We may sell the securities offered by this prospectus in any one or more of the following ways from time to time:

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  Directly to investors in privately negotiated transactions or through a specific bidding, auction, other process or otherwise;

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  To investors through agents;

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  Directly to agents;

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  To or through brokers or dealers;

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  To the public through underwriting syndicates led by one or more managing underwriters;

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  To one or more underwriters acting alone for resale to investors or to the public; or

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  Through a combination of any such methods of sale.

        We may also sell the securities offered by this prospectus in "at the market offerings" within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise.

        The prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

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  The name or names of any underwriters, dealers or agents;

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  The purchase price of the securities and the proceeds to us from the sale;

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  Any over-allotment options under which the underwriters may purchase additional securities from us;

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  Any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

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  Any public offering price;

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  Any discounts or concessions allowed or reallowed or paid to dealers; or

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  Any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

        Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement. Any underwritten offering may be on a best efforts or a firm commitment basis.

        The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at varying prices determined at the time of sale, or at prices determined as the applicable prospectus supplement specifies. The securities may be sold through a rights offering, forward contracts or similar arrangements. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

        In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

        We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

        There is currently no market for any of the offered securities other than the common stock which is listed on the Nasdaq Global Select Market. Any common stock sold pursuant to a prospectus supplement will be listed on the Nasdaq Global Select Market. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

        In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. Underwriters may engage in over-allotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

        Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for, us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

        Pursuant to a requirement by the Financial Industry Regulatory Authority ("FINRA"), the maximum commission or discount to be received by any FINRA member or independent broker/dealer must be considered fair and reasonable, as determined by FINRA based on specific factors set forth in the FINRA rules. If more than 5% of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or its affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Conduct Rule 5110(h).

LEGAL MATTERS

        The validity of the securities offered by this prospectus have been passed upon for us by Thompson Hine LLP.

EXPERTS

        The financial statements as of December 28, 2013 and December 29, 2012 and for each of the three years in the period ended December 28, 2013 have been so incorporated in reliance on the reports of Mayer Hoffman McCann CPAs (The New York Practice of Mayer Hoffman McCann P.C.), an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        The SEC allows us to incorporate by reference information contained in documents we file with it, which means that we can disclose important information to you by referring you to those documents already on file with the SEC that contain that information. The information incorporated by reference is considered to be part of this prospectus. The following documents, which have been filed with the SEC pursuant to the Exchange Act, are incorporated by reference:

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  our Annual Report on Form 10-K for the fiscal year ended December 28, 2013, filed with the Securities and Exchange Commission on March 25, 2014;

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  our Current Report on Form 8-K filed with the SEC on March 18, 2014; and

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  the description of the Company's common stock contained in Item 1 of the Company's Registration Statement on Form 8-A filed with the Commission on April 15, 1982 pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

        In addition, we also incorporate by reference all documents we file under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (a) after the initial filing date of the registration statement of which this prospectus is a part and before the effectiveness of the registration statement and (b) after the effectiveness of the registration statement and before the termination of the offering. The information contained in these future filings will automatically update and supersede the information contained in this prospectus or incorporated by reference to any previously filed document.

        You may request a copy of these filings, at no cost, by writing or telephoning us at the following address: Secretary, Cache, Inc., 256 West 38th Street, New York, New York 10018; (212) 575-3200.

        We file periodic reports, proxy statements and other information with the SEC. Our filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC's Public Reference Room, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room. Additional information about Cache can also be found on our website at http://www.cache.com. The information contained on, or accessible through, our website is not part of this prospectus, and therefore is not incorporated by reference.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth the expenses payable by us in connection with the offering of securities described in this registration statement. All amounts shown are estimates, except for the SEC registration fee. We will bear all expenses shown below.

SEC registration fee	$1,932
Accounting fees and expenses	$10,000
Legal fees and expenses	$10,000
Printing and mailing expenses	$2,500
State securities law compliance expense	$1,000
Other	$1,000

Total	$26,432

Item 15.    Indemnification of Directors and Officers.

        Article VII of our certificate of incorporation provides that the Company shall, to the fullest extent which it is empowered to do so unless prohibited from doing so by provisions of the DGCL that may not be lawfully waived, indemnify and hold harmless each person serving as a director or officer of the Company or, at the request of the Company, as a director or officer of any other corporation, against all expenses, liability and loss (including attorney's fees), judgments, fines and amounts paid in settlement reasonably incurred by such person arising from a proceeding to which such person is made a party or otherwise involved by reason of such person's position as an officer or director of the Company. The Company shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by our board of directors.

        The Company is incorporated under the laws of the State of Delaware. Section 145 of the DGCL provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. Section 145(b) of the DGCL provides that a Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

        Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person's status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the DGCL.

        Article VI of our bylaws provides the same indemnifications of officers and directors of the Company to the fullest extent permitted under the DGCL as in Article VII of our certificate of incorporation and further provides that any indemnification of persons who are or were officers and directors of the Company shall be made within 30 days upon the written request of such person.

        The Company is also a party to certain indemnification agreements with its directors and officers. The indemnification agreements require the Company, among other things, to indemnify the director or officer against specified expenses and liabilities, such as attorneys' fees, judgments, fines and settlements paid by the individual in connection with any action, suit or proceeding arising out of the individual's status or service as the Company's director or officer, and to advance expenses incurred by the individual in connection with any proceeding against the individual with respect to which the individual may be entitled to indemnification by the Company.

        The Company also maintains a standard form of directors' and officers' liability insurance policy which provides coverage to our directors and officers for certain liabilities.

Item 16.    Exhibits.

        The following exhibits are filed herewith or incorporated by reference herein:

Exhibit Number	Description
1.1	Form of Underwriting Agreement+
3.1	Certificate of Incorporation of the Company (Incorporated by reference to the Company's Current Report on Form 8-K, dated August 15, 2013)
3.2	Bylaws of the Company (Incorporated by reference to the Company's Current Report on Form 8-K, dated August 15, 2013)
4.1	Form of Certificate of Common Stock (Incorporated by reference to the Company's Current Report on Form 8-K, dated August 15, 2013)
4.2	Certificate of Designation of Preferred Stock and Form of Preferred Stock Certificate+
4.3	Form of Warrant Agreement and Warrant Certificate+
4.4	Form of Unit Agreement and Unit Certificate+
5.1	Opinion of Thompson Hine LLP*
23.1	Consent of Mayer Hoffman McCann CPAs (The New York Practice of Mayer Hoffman McCann P.C.)*
23.2	Consent of Thompson Hine LLP (included in Exhibit 5.1)*
24.1	Power of Attorney (included on signature page)*

+
To be filed by amendment or pursuant to a report to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, if applicable, and incorporated herein by reference.

*
Filed herewith.

Item 17.    Undertakings.

        The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

          (5)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (6)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act, and will be governed by the final adjudication of such issue.

          (7)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 25, 2014.

CACHE, INC.
By:	/s/ JAY MARGOLIS
	Name:	Jay Margolis
	Title:	Chairman of the Board and Chief Executive Officer

        The Registrant and each person whose signature appears below hereby appoint Jay Margolis and Anthony F. DiPippa, and each of them, as their attorneys-in-fact, with full power of substitution, to execute in their names and on behalf of the Registrant and each such person, individually and in each capacity stated below, one or more amendments (including post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and otherwise) to this Registration Statement as the attorney-in-fact acting on the premise shall from time to time deem appropriate and to file any such amendment to this Registration Statement with the Securities and Exchange Commission.

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ JAY MARGOLIS Jay Margolis	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	March 25, 2014
/s/ ANTHONY F. DIPIPPA Anthony F. DiPippa	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 25, 2014
/s/ GENE G. GAGE Gene G. Gage	Director	March 25, 2014
/s/ MICHAEL F. PRICE Michael F. Price	Director	March 25, 2014
/s/ CHARLES J. HINKATY Charles J. Hinkaty	Director	March 25, 2014

Signature	Title	Date

/s/ ROBERT C. GRAYSON Robert C. Grayson	Director	March 25, 2014
/s/ J. DAVID SCHEINER J. David Scheiner	Director	March 25, 2014

EXHIBIT INDEX

Number	Description
1.1	Form of Underwriting Agreement+
3.1	Certificate of Incorporation of the Company (Incorporated by reference to the Company's Current Report on Form 8-K, dated August 15, 2013)
3.2	Bylaws of the Company (Incorporated by reference to the Company's Current Report on Form 8-K, dated August 15, 2013)
4.1	Form of Certificate of Common Stock (Incorporated by reference to the Company's Current Report on Form 8-K, dated August 15, 2013)
4.2	Certificate of Designation of Preferred Stock and Form of Preferred Stock Certificate+
4.3	Form of Warrant Agreement and Warrant Certificate+
4.4	Form of Unit Agreement and Unit Certificate+
5.1	Opinion of Thompson Hine LLP*
23.1	Consent of Mayer Hoffman McCann CPAs (The New York Practice of Mayer Hoffman McCann P.C.)*
23.2	Consent of Thompson Hine LLP (included in Exhibit 5.1)*
24.1	Power of Attorney (included on signature page)*

+
To be filed by amendment or pursuant to a report to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, if applicable, and incorporated herein by reference.

*
Filed herewith.